UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2020

BOSTON SCIENTIFIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-11083	04-2695240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Boston Scientific Way, Marlborough, Massachusetts		01752-1234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 683-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BSX	New York Stock Exchange
0.625% Senior Notes due 2027	BSX27	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01     Entry into a Material Definitive Agreement

On April 21, 2020, Boston Scientific Corporation (the “Company”) entered into a new $1.25 billion term loan and then used funds from this loan to refinance borrowings under its revolving credit facility to increase available backup liquidity. The Company also modified the leverage covenant in its credit agreements to increase financial flexibility as part of the Company’s previously announced COVID-19 response efforts and mitigation plan. Below is a summary of the financing transactions, which did not increase the Company’s total indebtedness.

New 364-Day Term Loan Credit Agreement

On April 21, 2020, the Company entered into a new $1.25 billion credit agreement (the “New Credit Agreement”) by and among the Company, as Borrower, the several lenders party thereto, Wells Fargo Bank, National Association, as Syndication Agent, The Bank of Nova Scotia and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners, and The Bank of Nova Scotia, as Administrative Agent.

The New Credit Agreement provides for a $1.25 billion 364 Day Term Loan (the “New Term Loan”), maturing on April 20, 2021. Additionally, the New Credit Agreement contains an accordion feature (the “Accordion”), under which the Company may borrow additional loans in an aggregate amount not to exceed $400.0 million on terms identical to the New Term Loan. The principal amount of the New Term Loan will bear interest at an annual rate of LIBOR plus a margin of 1.875% based on the Company’s current credit ratings. In addition, the Company will pay customary expenses.

The New Credit Agreement contains customary representations by the Company as well as covenants which, among other things, require that the Company maintain a maximum leverage ratio of 4.75x for the fiscal quarters ending June 30, 2020, September 30, 2020 and December 31, 2020 and 4.5x for the fiscal quarter ending March 31, 2021. The ratio is calculated based on earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted pursuant to the New Credit Agreement and provides for a deemed Consolidated EBITDA of $670.6 million for the second, third and fourth quarters of 2020. The New Credit Agreement also contains customary events of default, which may result in the acceleration of any outstanding commitments.

The New Credit Agreement requires the Company to prepay outstanding amounts on customary terms from the proceeds of any incurrence or issuance of debt for borrowed money or equity, except for (i) refinancings of, or indebtedness to refinance, the facility under the Existing Term Loan Credit Agreement (as defined below) (ii) borrowings under the Revolving Credit Agreement (as defined below), (iii) the Accordion and (iv) other customary exceptions.

A copy of the New Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the New Credit Agreement is qualified in its entirety by reference to the full text of the New Credit Agreement.

Amendment to the Existing 364-Day Term Loan Credit Agreement

On April 21, 2020, the Company entered into the First Amendment (the “Term Loan Amendment”) to its $1.000 billion 364-day term loan credit agreement (the “Existing Term Loan Credit Agreement”), dated as of February 27, 2020, by and among the Company, as Borrower, the several lenders party thereto, Wells Fargo Bank, National Association, as Syndication Agent, The Bank of Nova Scotia and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners, and The Bank of Nova Scotia, as Administrative Agent.

Pursuant to the Term Loan Amendment, the parties have agreed to, among other changes, amend the definition of “Material Adverse Effect” to address the impacts of the COVID-19 pandemic; incorporate certain restrictions on restricted payments; require that the Company maintain a maximum leverage ratio of 4.75x for the fiscal quarters ending June 30, 2020, September 30, 2020 and December 31, 2020; establish a deemed Consolidated EBITDA of $670.6 million for the second, third and fourth quarters of 2020; and amend the applicable margin to be 0.850% based on the Company’s current credit ratings.

A copy of the Term Loan Amendment is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the terms of the Term Loan Amendment is qualified in its entirety by reference to the full text of the Term Loan Amendment.

Amendment to Revolving Credit Agreement

On April 21, 2020, the Company entered into the First Amendment (the “Revolver Amendment”) to its $2.750 billion credit agreement (the “Revolving Credit Agreement”), dated as of December 19, 2018, by and among the Company, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and Bank of America, N.A. as syndication agent.

Pursuant to the Revolver Amendment, the parties have agreed to, among other changes, amend the definition of “Material Adverse Effect” to address the impacts of the COVID-19 pandemic; incorporate certain restrictions on restricted payments; require that the Company maintain a maximum leverage ratio of (i) 4.75x for the fiscal quarters ending June 30, 2020, September 30, 2020 and December 31, 2020, (ii) 4.50x for the fiscal quarter ending March 31, 2021, (iii) 4.25x for the fiscal quarter ending June 30, 2021, (iv) 4.00x for the fiscal quarter ending September 30, 2021, and (v) 3.75x for the fiscal quarter ending December 31, 2021 and each fiscal quarter thereafter; and establish a deemed Consolidated EBITDA of $670.6 million for the second, third and fourth quarters of 2020.

A copy of the Revolver Amendment is attached hereto as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the terms of the Revolver Amendment is qualified in its entirety by reference to the full text of the Revolver Amendment.

With respect to each of the New Credit Agreement, the Revolving Credit Agreement (as amended), and the Existing Term Loan Credit Agreement (as amended), the Company has customary corporate and commercial banking relationships with the lenders, the syndication agents, documentation agents and the administrative agents and their affiliates.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

With respect to the New Credit Agreement, the information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01  Other Events

On April 21, 2020, borrowings from the New Credit Agreement were used to repay outstanding amounts under the Revolving Credit Agreement, and new borrowings under the Revolving Credit Agreement were used repay in full the $400.0 million remaining outstanding balance on the Company’s $700.0 million credit agreement, dated as of December 5, 2019, by and among the Company, as Borrower, the several lenders party thereto, Wells Fargo Bank, National Association, as Syndication Agent, The Bank of Nova Scotia and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners, and The Bank of Nova Scotia, as Administrative Agent (the “2019 Credit Agreement”). For more information regarding the 2019 Credit Agreement, see the Company’s Current Report on Form 8-K filed on December 5, 2019 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in the Company’s Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission on February 25, 2020, which includes such agreement as Exhibit 10.121. Such description and exhibit is incorporated in this Item 8.01 by reference.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Credit Agreement dated as of April 21, 2020, by and among Boston Scientific Corporation, the several lenders parties thereto, Wells Fargo Bank, National Association, as Syndication Agent, and The Bank of Nova Scotia, as Administrative Agent
10.2	First Amendment, dated as of April 21, 2020, to Term Loan Credit Agreement dated as of February 27, 2020, by and among Boston Scientific Corporation, the several lenders parties thereto, Wells Fargo Bank, National Association, as Syndication Agent, and The Bank of Nova Scotia, as Administrative Agent
10.3	First Amendment, dated as of April 21, 2020, to Revolving Credit Agreement, dated as of December 19, 2018, by and among Boston Scientific Corporation, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and Bank of America, N.A. as syndication agent
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: April 21, 2020	By:	/s/ Vance R. Brown
Vance R. Brown Vice President and Chief Corporate Counsel